SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 6, 2006

NBT BANCORP INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-14703	16-1268674
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52 SOUTH BROAD STREET, NORWICH, NEW YORK 13815
(Address of principal executive offices)

Registrant's telephone number, including area code: (607) 337-2265

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Consistent with the previously announced planned retirement of Daryl R. Forsythe, Mr. Forsythe retired as Chief Executive Officer of NBT Bancorp, Inc. (the “Company”) on December 31, 2005. Mr. Forsythe will continue to serve as Chairman of the Board of Directors of the Company. In accordance with the previously announced succession plan that accompanied the planned retirement of Mr. Forsythe, the Company’s President, Martin A. Dietrich assumed the role of Chief Executive Officer of the Company, effective January 1, 2006. Information relating to Mr. Dietrich required by Items 401(b), (d) and (e) and Item 404 (a) of Regulation S-K and a brief description of the material terms of Mr. Dietrich’s employment agreement was in included in the Company’s proxy statement filed with the Securities and Exchange Commission on March 30, 2005, and is hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NBT BANCORP INC.
(Registrant)

/s/ Michael J. Chewens
Michael J. Chewens
Senior Executive Vice President,
Chief Financial Officer and Corporate Secretary

Date: January 6, 2006